Exhibit 99.1

PMC Reports Second Quarter 2013 Results

PMC Investor Relations Website: http://investor.pmcs.com

Q2 2013 earnings announcement call live on Website at 1:30 p.m. PT

Conference call replay number 1 (888) 843-7419; passcode 35145266#.

Replay available shortly after end of conference call through August 12, 2013

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 29, 2013--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor innovator transforming networks that connect, move and store big data, today reported results for the second quarter ended June 29, 2013.

Net revenues in the second quarter of 2013 totaled $127.9 million, an increase of two percent compared to $125.2 million in the first quarter of 2013, and a decrease of seven percent compared to $137.8 million in the second quarter of 2012.

GAAP net loss in the second quarter of 2013 totaled $4.2 million, or $0.02 per share, compared to a GAAP net loss in the first quarter of 2013 of $6.8 million, or $0.03 per share. Non-GAAP net income totaled $16.3 million, or $0.08 per diluted share, up 22 percent in the second quarter of 2013 compared to non-GAAP net income of $13.4 million, or $0.07 per diluted share in the first quarter of 2013.

“Our second quarter results were in line with our outlook despite the muted environment,” said Greg Lang, PMC president and chief executive officer. “The recent acquisition of IDT’s PCI Express (PCIe) flash controller business further expands our growth opportunities and positions us as a leader in the rapidly growing enterprise solid-state drive (SSD) market segment.”

Net income on a non-GAAP basis in the second quarter of 2013 excludes the following items: (i) $6.2 million stock-based compensation expense; (ii) $10.8 million amortization of purchased intangible assets; and (iii) $3.5 million of other adjustments including income tax related as described in the accompanying GAAP to non-GAAP reconciliation table.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

SECOND QUARTER AND RECENT 2013 HIGHLIGHTS

The Company announced the following second quarter and recent announcements:

  Strengthening the Company’s position as a leader in the rapidly growing enterprise SSD market segment, PMC announced a definitive agreement to acquire IDT’s Enterprise Flash Controller Business and certain PCI Express (PCIe) Switch assets on May 29, 2013, which was completed on July 15, 2013.
  To meet the demands of Big Data, PMC introduced WinPath4, the industry’s first backhaul processor that enables mobile operators to scale capacity in their backhaul networks while transitioning to Layer 3 Packet Transport Networks (PTN). As the newest member of PMC’s leading WinPath backhaul processor family, WinPath4 eliminates network bottlenecks caused by the growing deployment of 4G LTE.
  As a leader in secure data center storage solutions, PMC announced further expansion of its Adaptec storage product line with the industry’s first low-profile, 24-port, PCI Express Gen3 6Gb/s SAS/SATA RAID adapter, enabling new dense architectures for scale-out or space-limited data centers. With 24-port native connectivity, the Adaptec 78165 triples storage connectivity by replacing up to three eight-port RAID adapters, and more than doubles the performance of competing solutions, significantly reducing cost and power.
  On June 6, 2013, PMC received the Excellence in Product Innovation award for its DIGI 120G multiservice OTN processor from the British Columbia Technology Industry Association (BCTIA). The award recognizes PMC's leadership, technology and product excellence within the technology community.

Second Quarter 2013 Conference Call

Management will review the second quarter of 2013 results and share its outlook for the third quarter of 2013 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on July 29, 2013. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (888) 771-4371 (US Toll Free) or 1 (847) 585-4405 (International) with passcode 35145266#, approximately 10 minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1 (888) 843-7419 using the access code 35145266#. A replay of the webcast will be available for 10 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2013. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, and PMCS is a trademark of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2013	2013	2012	2013	2012
			(As Restated - See Note A)		(As Restated - See Note A)
Net revenues	$127,907	$125,161	$137,762	$253,068	$269,856
Cost of revenues	37,827	37,260	41,253	75,087	82,265
Gross profit	90,080	87,901	96,509	177,981	187,591

Research and development	54,571	54,624	56,699	109,195	115,770
Selling, general and administrative	30,277	28,342	29,290	58,619	58,261
Amortization of purchased intangible assets	10,776	10,784	11,626	21,560	22,913
Loss from operations	(5,544)	(5,849)	(1,106)	(11,393)	(9,353)

Other income (expense):
Gain on investment securities and other	30	(16)	527	14	566
Amortization of debt issue costs	-	-	(50)	-	(100)
Foreign exchange gain	2,213	1,365	1,608	3,578	503
Interest income (expense), net	330	264	(563)	594	(742)
(Loss) income before provision for income taxes	(2,971)	(4,236)	416	(7,207)	(9,126)
Provision for income taxes	(1,181)	(2,589)	(519)	(3,770)	(58,330)
Net loss	$(4,152)	$(6,825)	$(103)	$(10,977)	$(67,456)

Net loss per common share - basic	$(0.02)	$(0.03)	$(0.00)	$(0.05)	$(0.30)
Net loss per common share - diluted	$(0.02)	$(0.03)	$(0.00)	$(0.05)	$(0.30)

Shares used in per share calculation - basic	205,230	203,307	222,316	204,269	227,229
Shares used in per share calculation - diluted	205,230	203,307	222,316	204,269	227,229

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2013 (1)	2013 (2)	2012 (3)	2013 (4)	2012 (5)
GAAP cost of revenues	$37,827	$37,260	$41,253	$75,087	$82,265
Stock-based compensation	(208)	(245)	(252)	(453)	(476)
Acquisition-related costs	(18)	-	(35)	(18)	(37)
Non-GAAP cost of revenues	$37,601	$37,015	$40,966	$74,616	$81,752

GAAP gross profit	$90,080	$87,901	$96,509	$177,981	$187,591
Stock-based compensation	208	245	252	453	476
Acquisition-related costs	18	-	35	18	37
Non-GAAP gross profit	$90,306	$88,146	$96,796	$178,452	$188,104

Non-GAAP gross profit %	71%	70%	70%	71%	70%

GAAP research and development expense	$54,571	$54,624	$56,699	$109,195	$115,770
Stock-based compensation	(2,396)	(3,304)	(2,900)	(5,700)	(5,741)
Acquisition-related costs	(268)	(273)	(544)	(541)	(1,142)
Termination costs	(878)	(392)	(227)	(1,270)	(1,711)
Non-GAAP research and development expense	$51,029	$50,655	$53,028	$101,684	$107,176

GAAP selling, general and administrative expense	$30,277	$28,342	$29,290	$58,619	$58,261
Stock-based compensation	(3,601)	(3,833)	(4,157)	(7,434)	(7,673)
Acquisition-related costs	(1,072)	(6)	(535)	(1,078)	(1,296)
Termination costs	(254)	(207)	(68)	(461)	(201)
Asset impairment	(1,575)	-	-	(1,575)	-
Lease exit costs	-	-	(312)	-	(754)
Non-GAAP selling, general and administrative expense	$23,775	$24,296	$24,218	$48,071	$48,337

GAAP amortization of purchased intangible assets	$10,776	$10,784	$11,626	$21,560	$22,913
Amortization of purchased intangible assets	(10,776)	(10,784)	(11,626)	(21,560)	(22,913)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income (expense)	$2,573	$1,613	$1,522	$4,186	$227
Foreign exchange (gain) loss on foreign tax liabilities	(2,210)	(1,313)	(1,084)	(3,523)	258
Accretion of debt discount related to senior convertible notes	-	-	942	-	1,867
Non-GAAP other income	$363	$300	$1,380	$663	$2,352

GAAP provision for (recovery of) income taxes	$1,181	$2,589	$519	$3,770	$58,330
(Provision for) recovery of income taxes	(1,581)	(2,481)	(910)	(4,062)	(58,710)
Non-GAAP (recovery of) provision for income taxes	$(400)	$108	$(391)	$(292)	$(380)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2013 (1)	2013 (2)	2012 (3)	2013 (4)	2012 (5)
GAAP operating expenses	$95,624	$93,750	$97,615	$189,374	$196,944
Stock-based compensation	(5,997)	(7,137)	(7,057)	(13,134)	(13,414)
Acquisition-related costs	(1,340)	(279)	(1,079)	(1,619)	(2,438)
Termination costs	(1,132)	(599)	(295)	(1,731)	(1,912)
Asset impairment	(1,575)	-	-	(1,575)	-
Lease exit costs	-	-	(312)	-	(754)
Amortization of purchased intangible assets	(10,776)	(10,784)	(11,626)	(21,560)	(22,913)
Non-GAAP operating expenses	$74,804	$74,951	$77,246	$149,755	$155,513

GAAP operating loss	$(5,544)	$(5,849)	$(1,106)	$(11,393)	$(9,353)
Stock-based compensation	6,205	7,382	7,309	13,587	13,890
Acquisition-related costs	1,358	279	1,114	1,637	2,475
Termination costs	1,132	599	295	1,731	1,912
Asset impairment	1,575	-	-	1,575	-
Lease exit costs	-	-	312	-	754
Amortization of purchased intangible assets	10,776	10,784	11,626	21,560	22,913
Non-GAAP operating income	$15,502	$13,195	$19,550	$28,697	$32,591

Non-GAAP operating margin %	12%	11%	14%	11%	12%

GAAP net loss	$(4,152)	$(6,825)	$(103)	$(10,977)	$(67,456)
Stock-based compensation	6,205	7,382	7,309	13,587	13,890
Acquisition-related costs	1,358	279	1,114	1,637	2,475
Termination costs	1,132	599	295	1,731	1,912
Asset impairment	1,575	-	-	1,575	-
Lease exit costs	-	-	312	-	754
Amortization of purchased intangible assets	10,776	10,784	11,626	21,560	22,913
Foreign exchange (gain) loss on foreign tax liabilities	(2,210)	(1,313)	(1,084)	(3,523)	258
Accretion of debt discount related to senior convertible notes	-	-	942	-	1,867
Provision for income taxes	1,581	2,481	910	4,062	58,710
Non-GAAP net income	$16,265	$13,387	$21,321	$29,652	$35,323

Non-GAAP net income per share - basic	$0.08	$0.07	$0.10	$0.15	$0.16
Non-GAAP net income per share - diluted	$0.08	$0.07	$0.09	$0.14	$0.15

Shares used to calculate non-GAAP net income per share - basic	205,230	203,307	222,316	204,269	227,229
Shares used to calculate non-GAAP net income per share - diluted	207,366	205,475	224,560	206,421	229,379

(1)  $6.2 million stock-based compensation expense; $1.4 million acquisition-related costs; $1.1 million termination costs; $1.6 million asset impairment; $10.8 million amortization of purchased intangible assets; $2.2 million foreign exchange gain on foreign tax liabilities; and $1.6 million provision for income taxes which includes $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $1.1 million tax provision for adjustments relating to prior periods, $0.9 million tax provision relating to foreign exchange translation of a foreign subsidiary, $0.3 million research and development credit, and $0.2 million income tax recovery related to tax deductible items above.

(2)  $7.4 million stock-based compensation expense; $0.3 million acquisition-related costs; $0.6 million termination costs; $10.8 million amortization of purchased intangible assets; $1.3 million foreign exchange gain on foreign tax liabilities; and $2.5 million provision for income taxes which includes $1.8 million tax provision relating to intercompany transactions, $1 million arrears interest relating to unrecognized tax benefits, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.1 million tax provision for adjustments relating to prior periods, and $0.1 million income tax provision related to tax deductible items above.

(3) $7.3 million stock-based compensation expense; $1.1 million acquisition-related costs; $0.3 million termination costs; $0.3 million lease exit costs; $11.6 million amortization of purchased intangible assets; $1.1 million foreign exchange gain on foreign tax liabilities; $0.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $0.9 million provision for income taxes which includes $2.6 million arrears interest relating to unrecognized tax benefits, $0.6 million tax recovery relating to intercompany transactions, $0.9 million income tax recovery for adjustments relating to prior periods, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, and $0.3 million income tax provision relating to foreign exchange translation of a foreign subsidiary.

(4) $13.6 million stock-based compensation expense; $1.6 million acquisition-related costs; $1.7 million termination costs;  $1.6 million asset impairment; $21.6 million amortization of purchased intangible assets; $3.5 million foreign exchange gain on foreign tax liabilities; and $4.1 million provision for income taxes which includes $1.7 million income tax provision relating to intercompany transactions, $1 million arrears interest relating to unrecognized tax benefits, $0.9 million deferred tax recovery related to non-deductible intangible asset amortization, $0.9 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $0.3 million research and development credit, $1.3 million tax provision for adjustments relating to prior period, and $0.2 million deferred tax recovery related to tax deductible items above.

(5) $13.9 million stock-based compensation expense; $2.5 million acquisition-related costs; $1.9 million termination costs; $0.8 million lease exit costs; $22.9 million amortization of purchased intangible assets; $0.3 million foreign exchange loss on foreign tax liabilities; $1.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $58.7 million provision for income taxes which includes $57.5 million income tax provision relating to intercompany transactions, $3.2 million arrears interest relating to unrecognized tax benefits, $1 million deferred tax recovery related to non-deductible intangible asset amortization, $0.1 million tax provision relating to foreign exchange translation of a foreign subsidiary, and $1.1 million income tax recovery for adjustments relating to prior periods.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 29,	December 29,
	2013	2012
		(As Restated - See Note A)
ASSETS:
Current assets:
Cash and cash equivalents	$98,680	$169,970
Short-term investments	37,659	11,431
Accounts receivable, net	57,454	62,143
Inventories, net	30,517	23,548
Prepaid expenses and other current assets	19,765	22,125
Income tax receivable	5,594	6,630
Prepaid tax expense	5,963	-
Deferred tax assets	49,308	43,630
Total current assets	304,940	339,477

Investment securities	172,500	91,778
Investments and other assets	16,580	20,133
Prepaid tax expense	2,856	11,851
Property and equipment, net	39,705	43,146
Goodwill	252,419	252,419
Intangible assets, net	107,605	128,668
Deferred tax assets	252	-
	$896,857	$887,472

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$27,687	$27,410
Accrued liabilities	74,887	72,282
Liability for unrecognized tax benefit	52,003	51,810
Income taxes payable	1,799	1,450
Deferred income taxes	2,450	2,466
Deferred income	6,913	8,113
Total current liabilities	165,739	163,531

Long-term obligations	11,751	17,233
Deferred income taxes	47,282	44,849
Liability for unrecognized tax benefit	28,944	29,236

PMC special shares convertible into 1,019 (2012 - 1,019)
shares of common stock	1,188	1,188

Stockholders' equity:
Common stock and additional paid in capital	1,552,349	1,527,710
Accumulated other comprehensive (loss) income	(780)	616
Accumulated deficit	(909,616)	(896,891)
Total stockholders' equity	641,953	631,435
	$896,857	$887,472

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 29,	July 1,
	2013	2012
		(As Restated - See Note A)
Cash flows from operating activities:
Net loss	$(10,977)	$(67,456)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,185	32,041
Stock-based compensation	13,587	13,890
Unrealized foreign exchange gain, net	(3,775)	(174)
Net amortization of premiums/discounts and accrued interest of investments	595	2,984
Gain on investment securities and other	(4)	(551)
Asset impairment	-	260
Taxes related to intercompany dividend	-	60,940

Changes in operating assets and liabilities:
Accounts receivable	4,647	(6,367)
Inventories	(6,969)	10,749
Prepaid expenses and other current assets	610	(1,506)
Accounts payable and accrued liabilities	3,438	(22,838)
Deferred income taxes and income taxes payable	4,213	(677)
Deferred income	(1,200)	(1,247)
Net cash provided by operating activities	37,350	20,048

Cash flows from investing activities:
Investment in long term deposits	(1,127)	-
Business acquisition	-	(15,900)
Purchases of property and equipment	(7,500)	(15,818)
Purchases of intangible assets	(2,048)	(2,291)
Redemption of short-term investments	7,966	-
Disposals of investment securities	38,297	148,431
Purchases of investment securities and other investments	(154,385)	(59,210)
Net cash (used in) provided by investing activities	(118,797)	55,212

Cash flows from financing activities:
Repurchases of common stock	(5,509)	(155,783)
Equity forward contract related to accelerated share repurchase program	-	(9,827)
Proceeds from issuance of common stock	16,452	8,949
Net cash provided by (used in) financing activities	10,943	(156,661)

Effect of exchange rate changes on cash and cash equivalents	(786)	(145)
Net decrease in cash and cash equivalents	(71,290)	(81,546)
Cash and cash equivalents, beginning of period	169,970	182,571
Cash and cash equivalents, end of period	$98,680	$101,025

Note A. Error Corrections - Income Taxes

The condensed consolidated financial statements as of December 29, 2012 and for the three and six months ended July 1, 2012 have been revised to reflect a restatement related to income tax errors.  Subsequent to the issuance of the Company’s December 29, 2012 consolidated financial statements, errors were identified that related to the determination of tax expense associated with the Company’s 2009 intercompany sale of intellectual property.  Under the accounting principles that apply to the intercompany sale of intellectual property, the tax expense attributable to the gain is recognized over the economic life of the asset sold.  The Company had previously identified any tax expense that would not have been recognized absent the transaction as tax expense subject to deferral, including tax expense in years subsequent to the year of sale.  This correction limits the tax expense subject to deferral to the incremental tax expense incurred in the year of sale.

Additionally, the Company corrected tax benefits recognized that related to excess stock option deductions to appropriately consider foreign tax credit carry-forwards previously not recognized, that should have reduced tax expense in 2012.  Furthermore, the Company has corrected the accounting for foreign tax credits that arose in the first and second quarters of 2012.  Management believes the effects of the current period corrections to its financial statements restated in its 2012 annual report filed on Form 10-K on February 28, 2013, including the quarterly information restated in Part II, Item 6 therein, are not material.

The tables below illustrate the effects on the condensed consolidated balance sheet and statements of operations:

	As of
	December 29, 2012
		As Previously
(in thousands)	As Restated	Reported
CONDENSED CONSOLIDATED BALANCE SHEETS
Non-current assets:
Prepaid expenses	$11,851	$25,077
Liabilities
Liability for unrecognized tax benefits - non-current	$29,236	$38,915
Equity:
Common stock and additional paid in capital	$1,527,710	$1,527,084
Accumulated deficit	$(896,891)	$(892,718)

	Six Months Ended		Three Months Ended
	July 1, 2012		July 1, 2012
		As Previously		As Previously
		Reported in		Reported in
(in thousands, except for per share amounts)	As Restated	Q2 2012 10-Q	As Restated	Q2 2012 10-Q
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Provision for) recovery of income taxes	$(58,330)	$(60,665)	$(519)	$26,064
Net (loss) income	$(67,456)	$(69,791)	$(103)	$26,480
Net (loss) income per common share - basic	$(0.30)	$(0.31)	$(0.00)	$0.12
Net (loss) income per common share - diluted	$(0.30)	$(0.31)	$(0.00)	$0.12

CONTACT:
PMC-Sierra, Inc.
Director, Investor Relations
Jennifer Gianola, 1-408-239-8630
jennifer.gianola@pmcs.com
or
Communications Specialist
Hillary Choularton, 1-604-415-6671
hillary.choularton@pmcs.com